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                                  Consent of Independent Auditors

We consent to the use of our reports dated February 7, 1997 on the financial statements and schedules of IDS Life Insurance Company of New York and our report dated March 21, 1997 on the financial statements of IDS Life of New York Account 7 in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 33- 10334) for the registration of the Single Premium Variable Life Insurance Policy offered by IDS Life Insurance Company of New York.



Ernst & Young LLP
Minneapolis, Minnesota
April 29, 1997